Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock, $0.001 par value per share, of Spero Therapeutics, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making this filing, unless such person knows or has reason to believe that such information is in accurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

November 15, 2017

MERCK & CO., INC.

/s/ Katie Fedosz
Signature
Senior Assistant Secretary
Name/Title

MERCK SHARP & DOHME CORP.

/s/ Katie Fedosz
Signature
Assistant Secretary
Name/Title

MRL VENTURES FUND LLC By: MERCK SHARP & DOHME CORP., its managing member

/s/ Katie Fedosz
Signature
Assistant Secretary
Name/Title